Exhibit 99.1

CECO Environmental Corp. Reports First Quarter 2020 Results;

Continued Progress on Strong Execution Despite COVID-19 Headwinds

DALLAS, Texas, May 6, 2020 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the first quarter 2020.

Highlights of the First Quarter 2020

•	Revenue of $80.5 million, compared with $86.0 million
•	Gross profit of $28.3 million (35.2% margin), compared with $28.4 million (33.0% margin)
•	Operating income of $4.2 million, compared with $4.9 million
•	Non-GAAP operating income of $6.3 million, compared with $7.2 million
•	Net income was $3.4 million, compared with $1.9 million
•	Non-GAAP net income of $5.3 million, compared with $4.1 million
•	Net income per diluted share was $0.10, compared with $0.05
•	Non-GAAP net income per diluted share of $0.15, compared with $0.12
•	Adjusted EBITDA of $7.4 million, compared with $8.5 million
•	Bookings of $75.7 million, compared with $97.3 million
•	Backlog of $208.9 million, compared with $216.6 million as of December 31, 2019
•	Cash and cash equivalents were $82.5 million, compared with $35.6 million as of December 31, 2019

CECO’s Chief Executive Officer Dennis Sadlowski commented, “Our first quarter results once again demonstrate our ability to execute despite the accelerating social and economic changes caused by the Covid-19 pandemic. After a very solid start to the year revenue moderated ending down 10% sequentially and 6% year over year. Even with lower revenue, our team’s track record of strong execution produced a healthy gross operating margin of 35%, which is up both sequentially and year over year.”

Mr. Sadlowski added, “Our team generated new orders of $76 million up 12% from Q4 with sequential orders up double digits in all three of our reporting segments after a down final quarter of 2019.  We continued to build on a robust backlog of $209 million while executing proactive cost measures to secure a strong future for the company. We are maintaining a 100% commitment to the health and safety of our associates while serving our customers in critical applications and essential industries, while the markets remain highly uncertain due to the pandemic.”

FIRST QUARTER RESULTS

Revenue in the first quarter of 2020 was $80.5 million, down 6.4% from $86.0 million in the prior-year period.

Operating Income was $4.2 million for the first quarter of 2020, compared with $4.9 million in the prior-year period. Non-GAAP operating income was $6.3 million for the first quarter of 2020 (7.8% margin), compared with $7.2 million in the prior-year period (8.4% margin).

Net income was $3.4 million for the first quarter of 2020, compared with $1.9 million in the prior-year period. Net income on a non-GAAP basis was $5.3 million for the first quarter of 2020, compared with $4.1 million in the prior-year period.

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Exhibit 99.1

Net income per diluted share was $0.10 for the first quarter of 2020, compared with $0.05 in the prior-year period. Non-GAAP net income per diluted share was $0.15 for the first quarter of 2020, compared with $0.12 for the prior-year period.

Cash and cash equivalents were $82.5 million and bank debt was $109.6 million as of March 31, 2020, compared with $35.6 million and $67.3 million, respectively, as of December 31, 2019. As a proactive measure related to COVID-19, the Company elected to drawdown $40.0 million from its revolving credit facility, in late March 2020, which supplements the Company’s already strong cash position.

BACKLOG AND BOOKINGS

Total backlog at March 31, 2020 was $208.9 million as compared with $216.6 million as of December 31, 2019 and $193.8 million as of March 31, 2019.

Bookings were $75.7 million for the first quarter of 2020, compared with $97.3 million in the prior-year period and $67.7 million in the fourth quarter of 2019.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the first quarter 2020 financial results.  The conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations

A replay of the conference call will be available on the Company's website for 7 days.  The replay may be accessed by dialing (877) 344-7529 (Toll-Free) within the U.S., (855) 669-9658 (Toll-Free) within Canada, or Toll/International (412) 317-0088 and entering access code 10141060.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) MARCH 31, 2020	DECEMBER 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$82,528	$35,602
Restricted cash	1,578	1,356
Accounts receivable, net	55,638	68,434
Costs and estimated earnings in excess of billings on uncompleted contracts	39,160	34,805
Inventories, net	18,608	20,578
Prepaid expenses and other current assets	12,681	9,899
Prepaid income taxes	7,547	8,231
Assets held for sale	578	593
Total current assets	218,318	179,498
Property, plant and equipment, net	15,703	15,274
Right-of-use assets from operating leases	13,408	13,607
Goodwill	151,676	152,020
Intangible assets – finite life, net	29,460	31,283
Intangible assets – indefinite life	14,242	14,291
Deferred charges and other assets	2,450	2,664
Total assets	$445,257	$408,637
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$2,500	$2,500
Accounts payable and accrued expenses	71,988	78,319
Billings in excess of costs and estimated earnings on uncompleted contracts	33,925	34,369
Total current liabilities	108,413	115,188
Other liabilities	19,918	20,372
Debt, less current portion	105,481	63,001
Deferred income tax liability, net	5,902	5,943
Operating lease liabilities	10,937	11,116
Total liabilities	250,651	215,620
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,337,859 and 35,275,465 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	354	353
Capital in excess of par value	254,313	253,869
Accumulated loss	(42,932)	(46,344)
Accumulated other comprehensive loss	(16,773)	(14,505)
	194,962	193,373
Less treasury stock, at cost, 137,920 shares at March 31, 2020 and December 31, 2019	(356)	(356)
Total shareholders’ equity	194,606	193,017
Total liabilities and shareholders' equity	$445,257	$408,637

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED MARCH 31,
(dollars in thousands, except per share data)	2020	2019
Net sales	$80,486	$86,011
Cost of sales	52,207	57,579
Gross profit	28,279	28,432
Selling and administrative expenses	21,953	21,312
Amortization expenses	1,713	2,160
Restructuring expenses	374	—
Loss on divestitures, net of selling costs	—	70
Income from operations	4,239	4,890
Other income (expense), net	975	(640)
Interest expense	(1,023)	(1,544)
Income before income taxes	4,191	2,706
Income tax expense	779	842
Net income	$3,412	$1,864
Earnings per share:
Basic	$0.10	$0.05
Diluted	$0.10	$0.05
Weighted average number of common shares outstanding:
Basic	35,155,377	34,835,550
Diluted	35,394,865	35,360,042

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended March 31,
(dollars in millions)	2020	2019
Operating income as reported in accordance with GAAP	$4.2	$4.9
Operating margin in accordance with GAAP	5.2%	5.7%
Amortization expenses	1.7	2.2
Restructuring expenses	0.4	—
Loss on divestitures, net of selling costs	—	0.1
Non-GAAP operating income	$6.3	$7.2
Non-GAAP operating margin	7.8%	8.4%

	Three Months Ended March 31,
(dollars in millions)	2020	2019
Net income as reported in accordance with GAAP	$3.4	$1.9
Amortization expenses	1.7	2.2
Restructuring expenses	0.4	—
Loss on divestiture, net of selling costs	—	0.1
Foreign currency remeasurement	0.5	0.6
Tax benefit of adjustments	(0.7)	(0.7)
Non-GAAP net income	$5.3	$4.1
Depreciation	0.5	0.6
Non-cash stock compensation	0.6	0.8
Other income	(1.5)	—
Interest expense	1.0	1.5
Income tax expense	1.5	1.5
Adjusted EBITDA	$7.4	$8.5

Earnings per share:
Basic	$0.10	$0.05
Diluted	$0.10	$0.05

Non-GAAP net income per share:
Basic	$0.15	$0.12
Diluted	$0.15	$0.12

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP net income per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition related intangible assets, restructuring expenses primarily relating to severance and legal expenses, loss on divestitures, net of selling costs necessary to complete the divestiture such as legal, accounting and compliance, and other nonrecurring or infrequent items and the associated tax benefit of these items.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP net income per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin and non-GAAP net income per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions; unpredictability and severity of catastrophic events, including cyber-security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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